Exhibit 8.1

Azure Power Global Limited’s group structure as on March 31, 2023

Azure Power Energy Limited# (Mauritius)	AZURE POWER GLOBAL LIMITED# (Ultimate Holding Company in Mauritius)	Azure Power Solar Energy Private# Limited (Mauritius)

AZURE POWER INDIA PVT LTD (Holding Company in India) (98.52%)

AZURE POWER ROOFTOP PVT LTD (Holding Company in India) (100%)

1.	Azure Power (Punjab) Pvt Ltd. (100%)
2.	Azure Power (Rajasthan) Pvt Ltd. (100%)
3.	Azure Power (Haryana) Pvt Ltd. (99.17%)
4.	Azure Solar Pvt Ltd. (100%) along with subsidiary
5.	Azure Urja Pvt Ltd. (100%) along with subsidiary
6.	Azure Surya Pvt Ltd. (100%) along with subsidiary
7.	Azure Power (Karnataka) Pvt Ltd. (100%) along with subsidiary
8.	Azure Power Infrastructure Pvt Ltd. (100%) along with subsidiary
9.	Azure Sunrise Pvt Ltd. (100%)
10.	Azure Sunshine Pvt Ltd. (100%)
11.	Azure Power (Raj.) Pvt Ltd. (100%)
12.	Azure Photovoltaic Pvt Ltd. (100%)
13.	Azure Clean Energy Pvt Ltd. (100%)
14.	Azure Green Tech Pvt Ltd. (100%)
15.	Azure Power Earth Pvt Ltd. (100%)
16.	Azure Power Eris Pvt Ltd. (100%)
17.	Azure Power Mars Pvt Ltd. (100%)
18.	Azure Power Mercury Pvt Ltd. (51.40%)
19.	Azure Power Pluto Pvt Ltd. (100%)
20.	Azure Power Saturn Pvt Ltd (51.40%)
21.	Azure Power Jupiter Pvt Ltd. (51.01%)
22.	Azure Power Makemake Pvt Ltd. (100%)
23.	Azure Power Uranus Pvt Ltd. (100%)
24.	Azure Power Venus Pvt Ltd. (100%)
25.	Azure Power Thirty Three Pvt Ltd. (100%)
Azure Power Rooftop (GenCo.) Pvt Ltd. (100%)

1.	Azure Power Rooftop One Pvt Ltd. (100%)
2.	Azure Power Rooftop Two Pvt Ltd. (100%)
3.	Azure Power Rooftop Three Pvt Ltd. (100%)
4.	Azure Power Rooftop Four Pvt Ltd. (100%)
5.	Azure Power Rooftop Five Pvt Ltd. (100%)
6.	Azure Power Rooftop Six Pvt Ltd# (100%)
7.	Azure Power Rooftop Seven Pvt Ltd# (100%)
8.	Azure Power Rooftop Eight Pvt Ltd. (100%)

26.	Azure Power Thirty Four Pvt Ltd. (100%)
27.	Azure Power Thirty Six Pvt Ltd. (100%)
28.	Azure Power Thirty Seven Pvt Ltd. (99.84%)
29.	Azure Power Thirty Eight Pvt Ltd. (51%)
30.	Azure Power Thirty Nine Pvt Ltd (100%)
31.	Azure Power Forty Pvt Ltd. (100%)
32.	Azure Power Forty One Pvt Ltd. (100%)
33.	Azure Power Forty Three Pvt Ltd. (100%)
34.	Azure Power Forty Four Pvt Ltd. (51.40%)
35.	Azure Power Fifty One Pvt Ltd. (100%)
36.	Azure Power Fifty Two Pvt Ltd. (100%)
37.	Azure Power Fifty Three Pvt Ltd. (100%)
38.	Azure Power Fifty Four Pvt Ltd. (100%)
39.	Premier Energies International Private Limited (formerly known as Azure Power Fifty Five Private Limited). (26%)**
40.	Azure Power Fifty Six Pvt Ltd. (100%)
41.	Azure Power Fifty Seven Pvt Ltd. (100%)
42.	Azure Power Fifty Eight Pvt Ltd (100%)
43.	Azure Power Fifty Nine Pvt Ltd (100%)
44.	Azure Power Sixty Pvt Ltd (100%)
45.	Azure Power Sixty One Pvt Ltd (100%)
46.	Azure Power Sixty Two Pvt Ltd (100%)
47.	Azure Power Sixty Three Private Limited (100%)
48.	Azure Power Sixty Four Private Limited (100%)
49.	Kotuma Winds Parks Pvt Ltd (100%)
50.	Azure Power US Inc. (USA) (100%)
51.	Azure Power Maple Pvt Ltd. (100%)
52.	Two Wind Energy Pvt. Ltd. (100%)
53.	Azure Green Hydrogen Private Limited (100%)
54.	Azure Energy Transition Private Limited (100%)
55.	Azure Power Sixty Five Private Limited (100%)
56.	Azure Power Sixty Six Private Limited (100%)

** Associate Companies of Azure Power India Private Limited